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                                                                 EXHIBIT 99.2f.6

                         AMENDMENT AND CONSENT AGREEMENT

         THIS AMENDMENT AND CONSENT AGREEMENT (this "AGREEMENT") is entered into as of December 11, 2000, among ALLIED CAPITAL CORPORATION, a Maryland corporation ("BORROWER"), the Requisite Lenders under the Credit Agreement (hereinafter defined), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Lenders under the Credit Agreement ("ADMINISTRATIVE AGENT").

         Reference is made to the Amended and Restated Credit Agreement dated as of May 17, 2000 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, and certain Agents and Lenders party thereto.

         Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meaning set forth in the Credit Agreement. Unless otherwise indicated, all Section references herein are to Sections of the Credit Agreement and all Paragraph references herein are to Paragraphs in this Agreement.

                                 R E C I T A L S

        A. Borrower proposes to transfer the employees and operations of Allied Capital Express, a division of Borrower, to SBLC, a Material Subsidiary of Borrower. In connection with such transfer, Borrower will convert an approximately $90,000,000 intercompany note from SBLC into a like amount of senior and subordinated Debt.

        B. Borrower proposes to acquire, directly or indirectly, a 94.9% equity interest in BLC Financial Services, Inc., a Delaware corporation ("BLC"). Such acquisition is referred to herein as the "BLC ACQUISITION."

        C. Once the BLC Acquisition has been effected, BLC will change its name to Business Loan Express, Inc. Borrower proposes to then merge BLC SUB Corporation, a Delaware corportion and wholly-owned subsidiary of BLC ("BLC SUB") into SBLC in consideration of the issuance to Borrower of preferred stock of BLC (the "BLE MERGER"), with SBLC as the surviving corporation. BLC will receive as merger consideration all of SBLC's outstanding capital stock. Upon the consummation of such transactions, Borrower will own 100% of the preferred stock and 94.9% of the common stock of Business Loan Express, Inc.

        D. In connection with the consummation of the transactions set forth in these Recitals (the "SUBJECT TRANSACTIONS"), Borrower is requesting certain amendments and consents under the Credit Agreement; and Requisite Lenders are willing to grant such amendments and consents subject to the terms, conditions, and representations set forth herein:

        NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

PARAGRAPH 1.    AMENDMENTS

        1.1 DEFINITIONS. SECTION 1.1 is hereby amended to add the following sentence at the end of the definition of "Subsidiary:"

                "In addition, notwithstanding anything in the Loan Documents to the contrary, neither Business Loan Express, Inc. (formerly known as BLC Financial Services, Inc.) nor any Subsidiary of



                                                 AMENDMENT AND CONSENT AGREEMENT

                Business Loan Express, Inc. shall be deemed a "Subsidiary" of Borrower for any purpose under the Loan Documents."

        1.2 REPRESENTATIONS AND WARRANTIES. SECTION 6.1(t) is deleted in its entirety and the following is substituted therefor:

                "(t)    RIC Status. Each of Borrower and SBIC qualifies as a
                        RIC."

        1.3 STATUS OF RIC AND BDC. SECTION 7.11 is deleted in its entirety and the following is substituted therefor:

                "7.11 STATUS OF RIC AND BDC. At all times maintain, and cause SBIC to maintain, its status as a RIC under the Internal Revenue Code, and as a "business development company" under the Investment Company Act."

PARAGRAPH 2. CONSENTS. Subject to and upon the conditions of this Agreement, on the Effective Date (hereinafter defined), Requisite Lenders and Administrative Agent hereby consent to the BLE Merger notwithstanding any noncompliance with
SECTION 9.5(a).

PARAGRAPH 3. CONDITIONS. Notwithstanding any contrary provision, this Agreement is not effective until the date upon which (a) the representations and warranties in this Agreement are true and correct; (b) Administrative Agent receives counterparts of this Agreement executed by Borrower and Requisite Lenders; and (c) Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the BLE Merger has been consummated. On the Business Day upon which all of the preceding conditions precedent are satisfied, this Agreement shall be effective (the "EFFECTIVE DATE").

PARAGRAPH 4. ACKNOWLEDGMENT AND RATIFICATION. As a material inducement to Administrative Agent and the Requisite Lenders to execute and deliver this Agreement, Borrower (i) consents to the agreements in this Agreement and (ii) agrees and acknowledges that the execution, delivery, and performance of this Agreement shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower under the Loan Documents, as amended hereby.

PARAGRAPH 5. REPRESENTATIONS. As a material inducement to Administrative Agent and Requisite Lenders to execute and deliver this Agreement, Borrower represents and warrants to such parties (with the knowledge and intent that Requisite Lenders and Administrative Agent are relying upon the same in entering into this Agreement) that as of the Effective Date of this Agreement and as of the date of execution of this Agreement: (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions permitted by the Loan Documents; (b) no Default or Event of Default exists; (c) this Agreement has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and upon execution and delivery, this Agreement shall be binding and enforceable against Borrower in accordance with its terms; and (d) the Subject Transactions will be in the ordinary course of business of, and pursuant to the reasonable requirements of, the business of Borrower and any of its Subsidiaries party thereto and upon fair and reasonable terms which are no less favorable to Borrower or such Subsidiary that would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.




                                       2         AMENDMENT AND CONSENT AGREEMENT

PARAGRAPH 6.    EXPENSES. Borrower shall pay all costs, fees, and expenses paid or incurred by Administrative Agent incident to this Agreement, including, without limitation, the reasonable fees and expenses of Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Agreement and any related documents.

PARAGRAPH 7.    MISCELLANEOUS.

        7.1 This Agreement is a "Loan Document" referred to in the Credit Agreement, and the provisions of SECTION 12 of the Credit Agreement are incorporated herein by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Agreement must be construed, and its performance enforced, under New York law, and (d) this Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

        7.2 The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Agreement, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any rights of Lenders under any Loan Document, nor constitute a waiver under any of the Loan Documents.

PARAGRAPH 8.    ENTIRETIES. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT
BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PARAGRAPH 9.    PARTIES.  This Agreement binds and inures to Borrower,
Administrative Agent, Lenders, and their respective successors and assigns.

        The parties hereto have executed this Agreement in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]




                                       3         AMENDMENT AND CONSENT AGREEMENT

Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                         ALLIED CAPITAL CORPORATION, as Borrower



                         By   /s/ Kelly A. Anderson
                              --------------------------------------------------
                              Name:    Kelly A. Anderson
                                       -----------------------------------------
                              Title:   Executive Vice President & Treasurer
                                       -----------------------------------------



                           SIGNATURE PAGE TO AGREEMENT

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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                           BANK OF AMERICA, N.A., as Administrative Agent and a Lender



                           By   /s/ Shelly K. Harper
                                ------------------------------------------------
                                Name:    Shelly K. Harper
                                         ---------------------------------------
                                Title:   Principal
                                         ---------------------------------------





                           SIGNATURE PAGE TO AGREEMENT





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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                      FLEET NATIONAL BANK., as a Lender


                                      By:  /s/ Robert T.P. Storer
                                           -------------------------------------
                                           Name:    Robert T.P. Storer
                                                    ----------------------------
                                           Title:   Managing Director
                                                    ----------------------------


                           SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                         RIGGS BANK N.A., as a Lender


                                         By:   /s/ David H. Olson
                                               ---------------------------------
                                               Name:    David H. Olson
                                                        ------------------------
                                               Title:   Group Vice President
                                                        ------------------------


                           SIGNATURE PAGE TO AGREEMENT

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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                       FIRST UNION NATIONAL BANK, as a Lender


                                       By:      /s/ Anthony J. Alfieri
                                                --------------------------------
                                                Name:    Anthony J. Alfieri
                                                         -----------------------
                                                Title:   Vice President
                                                         -----------------------


                          SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                                By:      /s/ W. Jay Buckley
                                         ---------------------------------------
                                         Name:    W. Jay Buckley
                                                  ------------------------------
                                         Title:   First Vice President
                                                  ------------------------------


                          SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                   BRANCH BANKING & TRUST CO., as a Lender


                                   By:      /s/ Cory Boyte
                                            ------------------------------------
                                            Name:    Cory Boyte
                                                     ---------------------------
                                            Title:   Vice President
                                                     ---------------------------


                           SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                             LASALLE BANK NATIONAL ASSOCIATION, as a Lender


                             By:      /s/ Daniel Garces
                                      ------------------------------------------
                                      Name:    Daniel Garces
                                               ---------------------------------
                                      Title:   Assistant Vice President
                                               ---------------------------------


                           SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                                    U.S. BANK NATIONAL ASSOCIATION, as a Lender


                                    By:      /s/ R. Michael Newton
                                             -----------------------------------
                                             Name:    R. Michael Newton
                                                      --------------------------
                                             Title:   Vice President
                                                      --------------------------

                           SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                       MERCANTILE-SAFE DEPOSIT & TRUST COMPANY, as a Lender


                       By:      /s/ James D. Witty
                                ------------------------------------------------
                                Name:    James D. Witty
                                         ---------------------------------------
                                Title:   Senior Vice President
                                         ---------------------------------------


                           SIGNATURE PAGE TO AGREEMENT
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Signature Page to that certain Amendment and Consent Agreement dated as of the date first stated above, among Allied Capital Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, and Requisite Lenders.


                          DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender


                          By:      /s/ Elizabeth Zieglmeier
                                   ---------------------------------------------
                                   Name:    Elizabeth Zieglmeier
                                            ------------------------------------
                                   Title:   Managing Director
                                            ------------------------------------

                          By:      /s/Alan Krouk
                                   ---------------------------------------------
                                   Name:    Alan Krouk
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------


                           SIGNATURE PAGE TO AGREEMENT